FORM 8-A12B/A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OF (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
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             (Exact name of registrant as specified in its charter)

          Rhode Island                                05-0344399
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        (State of incorporation           (IRS Employer Identification No.)
           or organization)

        75 Hammond Street, Worcester, Massachusetts            01610
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        (address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    To be so registered                     each class is to be
                                            registered

   Common Stock, par value $.50/sh          The NASDAQ Stock Market LLC
   -------------------------------          -------------------------------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. []

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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                                (Title of class)


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                                EXPLANATORY NOTE
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

This Amendment No. 1 to Registration Statement on Form 8-A12B/A initially filed with the Securities and Exchange Commission (the "Commission") on February 20, 1997 is being filed by Providence and Worcester Railroad Company (the "Company") to reflect the change in the national securities exchange on which the common stock, par value, $.50/sh of the Company is listed. The NASDAQ Stock Market LLC has approved the Common Stock for listing on The NASDAQ Stock Market LLC, and the Common Stock is expected to begin trading on such market on May 14, 2008.

The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File No. 333-62229), initially filed with the Commission on August 26, 1998, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

In accordance with the Instructions to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Providence and Worcester Railroad Company
Date:        May 13, 2008

By:          /s/ Marie A. Angelini
Name:        Marie A. Angelini
Title:       Secretary and General Counsel